FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

between

LEHMAN BROTHERS BANK, FSB,

PURCHASER

and

FIELDSTONE MORTGAGE COMPANY,

SELLER

CONVENTIONAL, FIXED AND ADJUSTABLE RATE, RESIDENTIAL MORTGAGE LOANS

Dated as of July 1, 2000

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SECTION 24.	REPRODUCTION OF DOCUMENTS.	32

SECTION 25.	RECORDATION OF ASSIGNMENTS OF MORTGAGE.	32

SECTION 26.	NO PERSONAL SOLICITATION.	32

EXHIBITS

EXHIBIT A	MORTGAGE LOAN SCHEDULE
EXHIBIT B	CONTENTS OF EACH MORTGAGE FILE
EXHIBIT C	INTERIM SERVICING AGREEMENT
EXHIBIT D	FORM OF SELLER’S OFFICER’S CERTIFICATE
EXHIBIT E	FORM OF OPINION OF COUNSEL TO THE SELLER
EXHIBIT F	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT G	FORM OF SECURITY RELEASE CERTIFICATION
EXHIBIT H	FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT I	CUSTODIAL AGREEMENT
EXHIBIT J	UNDERWRITING GUIDELINES
EXHIBIT K	FORM OF ASSIGNMENT OF CUSTODIAL AGREEMENT

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FLOW MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This is a Flow Mortgage Loan Purchase and Warranties Agreement (the “Agreement”), dated as of July 1, 2000, by and between Lehman Brothers Bank, FSB, having an office at Eleven Madison Avenue, New York, New York 10010-3629 (the “Purchaser”) and Fieldstone Mortgage Company having an office at 11000 Broken Land Parkway, Suite 600, Columbia, MD 21044 (the “Seller”).

WHEREAS, the Seller desires, from time to time, to sell to the Purchaser, and the Purchaser desires, from time to time, to purchase from the Seller, certain conventional adjustable and fixed rate residential first mortgage loans (the “Mortgage Loans”) on a servicing released basis as described herein, and which shall be delivered as whole loans;

WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the applicable Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

WHEREAS, the Purchaser and the Seller wish to prescribe the manner of the conveyance, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Seller agree as follows:

SECTION 1. DEFINITIONS.

The following terms are defined as follows (except as otherwise agreed in writing by the parties):

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agreement: This Flow Mortgage Loan Purchase and Warranties Agreement and all amendments hereof and supplements hereto.

ALTA: The American Land Title Association or any successor thereto.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Approved Tax Service Contract Provider: Any of the following providers: Trans America.

Assignment and Conveyance: The related Assignment and Conveyance, substantially in the form attached hereto as Exhibit L.

Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

ARM: A Mortgage Loan, the Mortgage Interest Rate of which is adjusted from time to time.

BIF: The Bank Insurance Fund, or any successor thereto.

BPO: A broker’s price opinion obtained by the Purchaser.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date: The related closing date as set forth on the related Purchase Price and Terms Letter and reflected on the related Assignment and Conveyance Agreement.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Credit Grade: As defined in the Underwriting Guidelines.

Custodial Account: The separate trust account created and maintained pursuant to the Interim Servicing Agreement.

Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999, by and between the Purchaser and U.S. Bank Trust National Association.

Custodian: The custodian under the Custodial Agreement, or its successor in interest or assigns, or any successor to the Custodian under the Custodial Agreement, as therein provided.

Cut-off Date: With respect to any Closing Date, the date as set forth on the related Purchase Price and Terms Letter and reflected on the related Assignment and Conveyance Agreement.

Deleted Mortgage Loan: A Mortgage Loan which is repurchased or substituted with a Qualified Substitute Mortgage Loan by the Seller in accordance with the terms of this Agreement.

Determination Date: The 15th day of the month (or if such day is not a Business Day, the first Business Day preceding such 15th day) in which the related Remittance Date occurs.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending on the first day of the month of the Remittance Date.

Escrow Account: The separate account created and maintained pursuant to the Interim Servicing Agreement.

Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

FDIC: The Federal Deposit Insurance Corporation, or any successor thereto.

FHLMC: The Federal Home Loan Mortgage Corporation, or any successor thereto.

FNMA: The Federal National Mortgage Association, or any successor thereto.

Gross Margin: With respect to each Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note.

Group of Mortgage Loans: The Mortgage Loans to be purchased by the Purchaser from the Seller on a particular Closing Date.

Index: The rate per annum equal to the average of interbank offered rates for six month U.S. dollar denominated deposits in the London Market (LIBOR) as published by The Wall Street Journal.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Interest Rate Adjustment Date: The date on which an adjustment to the Mortgage Interest Rate with respect to each Mortgage Loan becomes effective.

Interim Servicing Agreement: The agreement, attached as Exhibit C hereto providing for the Seller to service the Mortgage Loans for an interim period as specified by the Interim Servicing Agreement.

Lifetime Rate Cap: The provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio of the outstanding principal amount of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage File: The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note.

Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, Prepayment Penalties, Servicing Rights and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents: The documents contained in the Mortgage File pertaining to each Mortgage Loan.

Mortgage Loan Schedule: With respect to each Group of Mortgage Loans purchased, a schedule of Mortgage Loans annexed hereto as Exhibit A, which shall be delivered to the Purchaser at least three (3) Business Days prior to the related Closing Date, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller’s Mortgage Loan identifying number; (2) the Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family residence, a condominium unit or a unit in a planned unit development; (5) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (6) a code indicating whether the Mortgage Loan is an adjustable rate, fixed rate or balloon Mortgage Loan; (7) a code indicating whether the Mortgage Loan is a first lien Mortgage Loan; (8) the Loan-to-Value Ratio at origination; (9) the Mortgage Interest Rate as of the related Cut-off Date; (10) the first payment date; (11) the stated maturity date; (12) the amount of the Monthly Payment; (13) the next payment due date; (14) the original principal amount of the Mortgage Loan; (15) the principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal received on or before the related Cut-off Date; (16) a code indicating the purpose of the Mortgage Loan; (17) a code indicating the occupancy status of the Mortgaged Property at origination; (18) the Index; (19) the next Interest Rate Adjustment Date; (20) the next payment adjustment date; (21) the Gross Margin; (22) the Mortgagor’s and co-Mortgagor’s FICO score and social security numbers; (23) the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (24) the loan documentation type; (25) the debt to income ratio; (26) the Mortgagor’s age; (27) the co-Mortgagor’s age; (28) the Mortgagor’s gender; (29) the co-Mortgagor’s gender; (30) the Mortgagor’s race; (31) the co-Mortgagor’s race; (32) first time home buyer (y/n); (33) combined monthly income; (34) combined housing expense; (35) year built and (36) Mortgagor marital status. With respect to the Group of Mortgage Loans in the aggregate, each Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor: The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Seller, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Seller, reasonably acceptable to the Purchaser.

Periodic Rate Cap: The provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

Pool 1 Mortgage Loan: A conventional one-to four family residential first lien ARM Mortgage Loan which is a 2/28 Mortgage Loan meaning that, after the initial two year period, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment semi-annually in accordance with the related Mortgage Note.

Pool 2 Mortgage Loan: A conventional one-to four family residential first lien ARM Mortgage Loan which is a 3/27 Mortgage Loan meaning that, after the initial three year period, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment semi-annually thereafter in accordance with the related Mortgage Note.

Pool 3 Mortgage Loan: Conventional one-to four family residential fixed rate, first lien Mortgage Loans with original terms of up to 30 years. For the Pool 3 Mortgage Loans, the Mortgage Interest Rate payable by the Mortgagor is fixed for the life of the Mortgage and is subject to what is set forth in the related Mortgage Note.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate under the “Money Rates” section of The Wall Street Journal.

Purchase Price: The price paid on the related Closing Date by the Purchaser to the Seller in exchange for the Mortgage Loans as calculated in Section 3 of this Agreement.

Purchase Price and Terms Letter: With respect to each Group of Mortgage Loans purchased hereunder, that certain letter agreement setting forth the general terms and conditions of the transaction consummated herein and identifying the Mortgage Loans to be purchased hereunder.

Purchaser: Lehman Brothers Bank, FSB, or its successor in interest or assigns or any successor to the Purchaser under this Agreement as herein provided.

Qualified Appraiser: An appraiser, duly appointed by the Seller, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated.

Qualified Insurer: A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by FNMA or FHLMC.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Interest Rate not less than and not more than 2% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; (v) have a maximum Mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vi) have a maximum periodic mortgage Interest Rate Cap not less than that of the Deleted Mortgage Loan; (vii) have a Credit Grade equal to that of the Deleted Mortgage Loan and (viii) comply with each representation and warranty set forth in Section 6 and 7.

Remittance Date: The 15th day of each month (or if such day is not a Business Day, the Business Day immediately following such 15th day).

REO Disposition Proceeds: All amounts received with respect to an REO disposition.

Repurchase Price: With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Interest Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan.

Seller: Fieldstone Mortgage Company or its successor in interest or assigns or any successor to the Seller under this Agreement as herein provided.

Servicer: Seller or its successor in interest or assigns under the Interim Servicing Agreement.

Servicing File: With respect to each Mortgage Loan the file retained by the Seller consisting of originals of all documents in the Mortgage File, which are not delivered to the Purchaser or the Purchaser’s designee, and copies of the Mortgage Loan Documents listed on Exhibit B hereto

Servicing Rights: Any and all of the following: (a) any and all rights to service the Mortgage Loans; (b) any payments to or monies received by the Seller for servicing the Mortgage Loans; (c) any late fees, penalties or similar payments with respect to the Mortgage Loans; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of the Seller thereunder; (e) Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected by the Seller with respect thereto; (f) all accounts and other rights to payment related to any of the property described in this paragraph; and (g) any and all documents, files, records, servicing files, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans.

Stated Principal Balance: As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal received on or before such date, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Transfer Date: The date on which the Purchaser, or its designee, shall receive the transfer of servicing responsibilities and begin to perform the servicing of the Mortgage Loans, and the Seller shall cease all servicing responsibilities. The Transfer Date shall occur on a date to be mutually agreed upon by the Seller and the Purchaser.

Underwriting Guidelines: The underwriting guidelines of the Seller, attached hereto as Exhibit J.

The parties intend hereby to set forth the terms and conditions upon which the proposed transactions will be effected, and, in consideration of the premises and the mutual agreements set forth herein, agree as follows:

SECTION 2. CONVEYANCE FROM SELLER TO PURCHASER.

(a) Conveyance of Mortgage Loans; Possession of Mortgage Files.

On the related Closing Date with respect to each Group of Mortgage Loans, the Seller, simultaneously with the payment of the Purchase Price as defined in the Purchase Price and Terms Letter, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Seller in and to the Mortgage Loans in such Group together with the Servicing Rights and Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2(c) hereof, the Seller has delivered each Mortgage File to the Purchaser or its designee. The contents of each Servicing File required to be retained by the Seller or its designee to service the Mortgage Loans pursuant to the Interim Servicing Agreement and thus not delivered to the Purchaser are and shall be held in trust by the Seller or its designee for the benefit of Purchaser as the owner thereof. The Seller’s or its designee’s possession of any portion of the Servicing File is at the will of the Purchaser for the sole purpose of facilitating servicing of the related Mortgage Loan pursuant to the Interim Servicing Agreement, and such retention and possession by the Seller or its designee shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File and Servicing File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller or its designee shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Seller or its designee at the will of the Purchaser in such custodial capacity only. The Servicing File retained by the Seller or its designee pursuant to the Interim Servicing Agreement shall be segregated from the other books and records of the Seller or its designee and shall be appropriately marked to clearly reflect the sale of the related Mortgage Loan to the Purchaser. The Seller or its designee shall release from its custody the contents of any Servicing File retained by it only in accordance with the Interim Servicing Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan pursuant to Section 8.

(b) Books and Records.

Record title to each Mortgage and the related Mortgage Note after recording shall be in the name of the Purchaser or as Purchaser shall designate. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Seller or its designee after the related Cut-off Date on or in connection with a Mortgage Loan shall be vested in the Purchaser; provided, however, that all funds received on or in connection with a Mortgage Loan shall be received and held by the Seller or its designee in trust for the benefit of the Purchaser as the owner of the Mortgage Loans pursuant to the terms of the Interim Servicing Agreement.

The sale of each Mortgage Loan shall be reflected on the Seller’s balance sheet and other financial statements as a sale of assets by the Seller.

(c) Delivery of Mortgage Loan Documents.

At least five (5) Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser, or Purchaser’s designee, each of the following documents for each Mortgage Loan:

(i) The original Mortgage Note endorsed, “Pay to the order of ________________, without recourse” and signed in the name of the Seller by an authorized officer. In the event that the Mortgage Loan was acquired by the Seller in a merger, the endorsement must be by “Fieldstone Mortgage Company, successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the endorsement must be by “Fieldstone Mortgage Company, formerly known as [previous name]”;

(ii) Original recorded Mortgage, with evidence of recording information thereon except for any Mortgage which has been forwarded to the appropriate recorder’s office for recordation and which has not been returned by such recording officer, in which case the Seller shall deliver and release to Purchaser a certified true copy of any such Mortgage so certified by the Seller with evidence of such Mortgage’s delivery to the appropriate recorder’s office. In addition, the Seller shall deliver and release to the Purchaser the original recorded Mortgage within 90 days after the related Closing Date. In the event that the Seller is unable to deliver the original recorded Mortgage within such time period due to a delay caused by the public recording office, an extension of the date specified above may be requested from the Purchaser, which consent shall not be unreasonably withheld;

(iii) Original Assignment of Mortgage, in blank, which assignment shall be in form and substance acceptable for recording but not recorded. In the event that the Mortgage Loan was acquired by the Seller in a merger, the assignment must be by “Fieldstone Mortgage Company, successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Seller while doing business under another name, the assignment must be by “Fieldstone Mortgage Company, formerly known as [previous name]”;

(iv) Original policy of title insurance, if available, or the Seller shall have delivered and released to the Purchaser the related binders. In addition, the Seller shall deliver to the Purchaser the original policy of title insurance within 90 days after the related Closing Date. In the event that the Seller is unable to deliver the original policy of title insurance within such time period due to a delay caused by the title insurer, an extension of the date specified above may be requested from the Purchaser, which consent shall not be unreasonably withheld. The policy must be properly endorsed, any necessary notices of transfer must be forwarded and any other action required to be taken must be taken in order to fully protect, under the terms of the policy and applicable law, Purchaser’s interest as first mortgagee;

(v) Original of all assumption, extensions and modification agreements;

(vi) Original recorded intermediate assignments of the Mortgage, including warehousing assignments, if any; and

(vii) The contents of the Mortgage File for each Mortgage Loan, not expressly stated herein, and as set forth in Exhibit B hereto, except such documents retained by the Seller pursuant to Section 2(a) herein.

Pursuant to the Custodial Agreement delivered to the Purchaser contemporaneously with the delivery of this Agreement, the Seller has delivered and released to the Custodian those Mortgage Loan Documents listed in (i) - (vii) of this subsection 2(c) and as required by the Custodial Agreement with respect to each Mortgage Loan a list of which is set forth in the Custodial Agreement.

The Custodian has certified its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the initial certification of the Custodian in the form annexed to the Custodial Agreement. The Purchaser shall be responsible for maintaining the Custodial Agreement and shall pay all fees and expenses of the Custodian.

The Seller or its designee shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with the Interim Servicing Agreement within one week of their execution, provided, however, that the Seller or its designee shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation. In the event that the Seller is unable to deliver the original recorded document within such time period due to a delay caused by the public recording office, an extension of the date specified above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

SECTION 3. PURCHASE PRICE.

(a) The Purchase Price for each Group of Mortgage Loans shall be the percentage of par as stated in the related Purchase Price and Terms Letter, multiplied by the aggregate principal balance, as of the related Cut-off Date, of the Mortgage Loans listed on the Mortgage Loan Schedule, after application of payments of principal received on or before the related Cut-off Date. The initial principal amount of the Mortgage Loans shall be the aggregate principal balance of the Mortgage Loans, so computed as of the related Cut-off Date.

In addition to the Purchase Price as described above, the Purchaser shall pay to the Seller, at closing, accrued interest on the initial principal amount of the Mortgage Loans at the weighted average Mortgage Interest Rate, from the date interest was last received on the Mortgage Loan through the day prior to the related Closing Date, inclusive.

(b) The Purchase Price shall be paid on the related Closing Date by wire transfer of immediately available federal funds.

(c) The Purchaser shall be entitled to (1) all principal received after the related Cut-off Date, (2) all other recoveries of late charges, assumption fees or other charges collected after the related Cut-off Date, and (3) all payments of interest on the Mortgage Loans at the Mortgage Interest Rate received after the related Cut-off Date. The principal balance of each Mortgage Loan as of the related Cut-off Date is determined after application of payments of principal received on or before the related Cut-off Date. All payments of principal and interest (minus interest at the servicing fee rate, pursuant to the Interim Servicing Agreement) due on the first day of the month after the related Cut-off Date shall belong to the Purchaser.

SECTION 4. SERVICING OF THE MORTGAGE LOANS.

The Mortgage Loans have been sold by the Seller to the Purchaser on a servicing released basis. Subject to, and upon the terms and conditions of this Agreement, the Seller hereby sells, transfers, assigns and delivers to the Purchaser the Servicing Rights.

The Purchaser shall retain the Seller or its designee as the contract servicer of the Mortgage Loans for an interim period pursuant to and in accordance with the terms and conditions contained in the Interim Servicing Agreement.

Pursuant to the Interim Servicing Agreement, the Seller or its designee shall begin servicing the Mortgage Loans on behalf of the Purchaser and shall be entitled to all servicing fees due the Seller or its designee as set forth in the Interim Servicing Agreement. The Seller or its designee shall conduct such servicing in accordance with the terms of the Interim Servicing Agreement.

The Seller or any designee of the Seller shall not waive any prepayment penalty with respect to any Mortgage Loan which contains a prepayment penalty which prepays during the term of the penalty. If the Seller or its designee fails to collect the prepayment penalty upon any prepayment of any Mortgage Loan which contains a prepayment penalty, the Seller shall pay the Purchaser an amount equal to the prepayment penalty which was not collected.

SECTION 5. TRANSFER OF SERVICING.

On each Transfer Date, the Purchaser, or its designee, shall assume all servicing responsibilities related to, and the Seller or its designee shall cease all servicing responsibilities related to, the related Mortgage Loans. The Transfer Date shall be the date set forth in the related Purchase Price and Terms Letter.

On or prior to the related Transfer Date the Seller or its designee shall, at Seller’s sole cost and expense take such steps as may be necessary or appropriate to effectuate and evidence the transfer of the servicing of the related Mortgage Loans to the Purchaser, or its designee, including but not limited to the following:

(a) Notice to Mortgagors. The Seller or its designee shall mail to the Mortgagor of each Mortgage a letter advising the Mortgagor of the transfer of the servicing of the related Mortgage Loan to the Purchaser, or its designee; in accordance with the Cranston Gonzales National Affordable Housing Act of 1990 provided, however, the content and format of the letter shall have the prior approval of the Purchaser. The Seller or its designee shall provide the Purchaser with copies of all such notices no later than the related Transfer Date.

(b) Notice to Taxing Authorities and Insurance Companies. The Seller or its designee shall transmit to the applicable applicable tax services, taxing authorities and insurance companies (including primary mortgage insurance policy insurers, if applicable) and/or agents, notification of the transfer of the servicing to the Purchaser, or its designee, and instructions to deliver all notices, tax bills and insurance statements, as the case may be, to the Purchaser from and after the Transfer Date. The Seller or its designee shall provide the Purchaser with copies of all such notices no later than the related Transfer Date.

(c) Delivery of Servicing Records. The Seller or its designee shall forward to the Purchaser, or its designee, all servicing records and the Servicing File in the Seller’s or its designee’s possession relating to each Mortgage Loan including the information enumerated in the Interim Servicing Agreement.

(d) Escrow Payments. The Seller or its designee shall provide the Purchaser, or its designee, with immediately available funds by wire transfer in the amount of the net Escrow Payments and suspense balances and all loss draft balances associated with the Mortgage Loans. The Seller or its designee shall provide the Purchaser with an accounting statement of Escrow Payments and suspense balances and loss draft balances sufficient to enable the Purchaser to reconcile the amount of such payment with the accounts of the Mortgage Loans. Additionally, the Seller or its designee shall wire transfer to the Purchaser the amount of any agency, trustee or prepaid Mortgage Loan payments and all other similar amounts held by the Seller or its designee.

(e) Payoffs and Assumptions. The Seller or its designee shall provide to the Purchaser, or its designee, copies of all assumption and payoff statements generated by the Seller or its designee on the Mortgage Loans from the related Cut-off Date to the related Transfer Date.

(f) Mortgage Payments Received Prior to Transfer Date. Prior to the related Transfer Date all payments received by the Seller or its designee on each Mortgage Loan shall be properly applied by the Seller or its designee to the account of the particular Mortgagor.

(g) Mortgage Payments Received After Transfer Date. The amount of any Monthly Payments received by the Seller or its designee after the related Transfer Date shall be forwarded to the Purchaser or its designee by overnight mail on the date of receipt. The Seller or its designee shall notify the Purchaser or its designee of the particulars of the payment, which notification requirement shall be satisfied if the Seller or its designee forwards with its payment sufficient information to permit appropriate processing of the payment by the Purchaser or its designee. The Seller or its designee shall assume full responsibility for the necessary and appropriate legal application of Monthly Payments received by the Seller or its designee after the Transfer Date with respect to Mortgage Loans then in foreclosure or bankruptcy; provided, for purposes of this Agreement, necessary and appropriate legal application of such Monthly Payments shall include, but not be limited to, endorsement of a Monthly Payment to the Purchaser with the particulars of the payment such as the account number, dollar amount, date received and any special Mortgagor application instructions.

(h) Misapplied Payments. Misapplied payments shall be processed as follows:

(i) All parties shall cooperate in correcting misapplication errors;

(ii) The party receiving notice of a misapplied payment occurring prior to the related Transfer Date and discovered after the related Transfer Date shall immediately notify the other party;

(iii) If a misapplied payment which occurred prior to the related Transfer Date cannot be identified and said misapplied payment has resulted in a shortage in a Custodial Account or Escrow Account, the Seller shall be liable for the amount of such shortage. The Seller shall reimburse the Purchaser for the amount of such shortage within thirty (30) days after receipt of written demand therefor from the Purchaser;

(iv) If a misapplied payment which occurred prior to the related Transfer Date has created an improper Purchase Price as the result of an inaccurate outstanding principal balance, a check shall be issued to the party shorted by the improper payment application within five (5) Business Days after notice thereof by the other party;

(v) Any check issued under the provisions of this Section 5(h) shall be accompanied by a statement indicating the corresponding Seller and/or the Purchaser Mortgage Loan identification number and an explanation of the allocation of any such payments.

(i) Books and Records. On the related Transfer Date, the books, records and accounts of the Seller with respect to the Mortgage Loans shall be in accordance with all applicable Purchaser requirements.

(j) Reconciliation. The Seller or its designee shall, on or before the related Transfer Date, reconcile principal balances and make any monetary adjustments required by the Purchaser. Any such monetary adjustments will be transferred between the Seller or its designee and the Purchaser as appropriate.

(k) IRS Forms. The Seller or its designee shall prepare and file all IRS forms 1098, 1099 and other applicable forms and reports which are required to be filed with respect to the period prior to the related Transfer Date in relation to the servicing and ownership of the Mortgage Loans. The Seller or its designee shall provide copies of such forms to the Purchaser upon request and shall reimburse the Purchaser for any costs or penalties incurred by the Purchaser due to the Seller’s or its designee’s failure to comply with this paragraph. The Purchaser or the Purchaser’s designee shall prepare and file all such reports with respect to any period commencing on or after the related Transfer Date.

(l) Tax Service Contracts. With respect to each Mortgage Loan for which there is a tax service contract with an Approved Tax Service Contract Provider in effect on the related Transfer Date, the Seller shall assign such Tax Service Contract to the Purchaser or the Purchaser’s designee. In the event that the Seller is unable to assign the Tax Service Contract to the Purchaser or the Purchaser’s designee, the Seller shall purchase a Tax Service Contract and assign the same to the Purchaser or the Purchaser’s designee.

SECTION 6. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SELLER.

The Seller, as a condition to the consummation of the transactions contemplated hereby, hereby makes the following representations and warranties to the Purchaser as of the related Closing Date:

(a) Due Organization and Authority. The Seller is a Maryland corporation duly organized, validly existing and in good standing under the laws of Maryland and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Seller, and in any event the Seller is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Seller has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Seller; and all requisite corporate action has been taken by the Seller to make this Agreement valid and binding upon the Seller in accordance with its terms;

(b) Ordinary Course of Business. The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Seller, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c) No Conflicts. Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Seller, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Seller’s charter or by-laws or any legal restriction or any agreement or instrument to which the Seller is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Seller or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d) Ability to Perform. The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors;

(e) No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Seller which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Seller, or in any material impairment of the right or ability of the Seller to carry on its business substantially as now conducted, or in any material liability on the part of the Seller, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Seller contemplated herein, or which would be likely to impair materially the ability of the Seller to perform under the terms of this Agreement;

(f) No Consent Required. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Seller of or compliance by the Seller with this Agreement or the Mortgage Loans, the delivery of a portion of the Mortgage Files to the Custodian or the sale of the Mortgage Loans to the Purchaser or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(g) Selection Process. The Mortgage Loans were not intentionally selected in a manner so as to affect adversely the interests of the Purchaser;

(h) No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(i) Sale Treatment. The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(j) No Commissions to Third Parties. The Seller has not dealt with any broker or agent or anyone else who might be entitled to a fee or commission in connection with this transaction other than the Purchaser;

(k) Pool Characteristics. The Seller represents and warrants that each of the representations and warranties contained in Exhibit 2 annexed to the related Assignment and Conveyance Agreement is true and correct.

(l) Financial Statements. The Seller has delivered to the Purchaser (i) financial statements as to its last two complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement and (ii)such other financial statements as have been requested by Purchaser. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Seller and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Seller has delivered information as to its loan gain and loss experience as requested by the Purchaser, in each case with respect to mortgage loans owned by it and such mortgage loans serviced for others during such period, and all such information so delivered is true and correct in all material respects. There has been no change in the business, operations, financial condition, properties or assets of the Seller since the date of the Seller’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Seller has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(m) Fair Consideration. The consideration received by the Seller upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans;

(n) Net Worth. The Seller has a net worth not less than the minimum net worth required by FNMA and FHLMC for an entity to qualify as (i) an FNMA and FHLMC approved seller and (ii) an FNMA and FHLMC approved servicer.

SECTION 7. REPRESENTATIONS AND WARRANTIES REGARDING INDIVIDUAL MORTGAGE LOANS.

As to each Mortgage Loan, the Seller hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a) Mortgage Loans as Described. The information set forth in the Mortgage Loan Schedule is complete, true and correct;

(b) Payments Current. All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan is 30 days delinquent nor has any payment under the Mortgage Loan been delinquent for more than 30 days at any time. The first Monthly Payment due after the Cut-off Date shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c) No Outstanding Charges. There are no defaults in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d) Original Terms Unmodified. The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Purchaser. The substance of any such waiver, alteration or modification has been approved by the title insurer, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Purchaser and the terms of which are reflected in the Mortgage Loan Schedule;

(e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f) Hazard Insurance. Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of FNMA and FHLMC. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of FNMA and FHLMC. All individual insurance policies contain a standard mortgagee clause naming the Seller and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Seller has not engaged in, and has no knowledge of the Mortgagor’s or any subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Seller shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser on the Transfer Date, evidence of compliance with all such requirements;

(h) No Satisfaction of Mortgage. The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Seller waived any default resulting from any action or inaction by the Mortgagor;

(i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule and consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development, provided, however, that any condominium unit or planned unit development shall conform with the Underwriting Guidelines regarding such dwellings and that no residence or dwelling is a mobile home. Except as set forth in the related Purchase Price and Terms Letter, no Mortgage Loan is secured by real property with a manufactured dwelling thereon. No portion of the Mortgaged Property is used for commercial purposes;

(j) Valid First Lien. The Mortgage is a valid, subsisting enforceable and perfected first lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All prepayment penalties with respect to the Mortgage Loans are legal, valid and enforceable. Each Mortgage Loan that contains a prepayment penalty provides that in the event such Mortgage Loan is in default, the amount of the prepayment penalty shall be included in the legal balance of the Mortgage Loan, and such provision is legal, valid and enforceable. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage and any other related agreement have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan. The Seller has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m) Ownership. The Seller is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Seller has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o) LTV No Mortgage Loan had at origination a loan to value ratio in excess of 100%.

(p) Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to FNMA or FHLMC, issued by a title insurer acceptable to FNMA or FHLMC and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 7. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(q) No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration;

(r) No Mechanics’ Liens. There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s) Location of Improvements; No Encroachments. All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t) Origination: Payment Terms. At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. With respect to Pool 3 Mortgage Loans, the Mortgage Interest Rate is the fixed interest rate set forth in the Mortgage Note. With respect to Pool 1 and Pool 2 Mortgage Loans, the Mortgage Interest Rate for each ARM Mortgage Loan is adjusted semi-annually (after the respective initial period) on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, rounded up or down to the nearest 0.125%, subject to the Periodic Rate Cap and the Lifetime Rate Cap. The Mortgage Note is payable in equal monthly installments of principal and interest sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization;

(u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption;

(v) Conformance with Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines in effect at the time the Mortgage Loan was originated, a copy of which Underwriting Guidelines are attached as Exhibit J hereto. The Mortgage Note and Mortgage are on forms acceptable in the secondary market.

(w) Occupancy of the Mortgaged Property. The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities;

(x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z) Acceptable Investment. The Seller and the Purchaser acknowledge that the Mortgage Loans are subprime mortgage loans. The Seller has no knowledge of any additional circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered by the Seller under this Agreement have been delivered to the Purchaser. The Seller is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Purchaser;

(bb) Condominiums/Planned Unit Developments. If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets the eligibility requirements of the Underwriting Guidelines and the representations and warranties required by the Underwriting Guidelines with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(cc) Due on Sale. The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagee thereunder;

(dd) Transfer of Mortgage Loans. The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(ee) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ff) Consolidation of Future Advances. Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to FNMA and FHLMC. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(gg) Mortgaged Property Undamaged. There is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended;

(hh) Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(ii) Appraisal. The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a Qualified Appraiser.

(jj) Soldiers’ and Sailors’ Relief Act. The Mortgagor has not notified the Seller, and the Seller has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(kk) Environmental Matters. The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. There is no pending action or proceeding directly involving any Mortgaged Property of which the Seller is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Seller’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(ll) No Construction Loans. No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(mm) No Denial of Insurance. No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Seller or any designee of the Seller or any corporation in which the Seller or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(nn) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with FNMA guidelines for such trusts; and

(oo) Mortgagor Acknowledgment. The Mortgagor has executed a statement to the effect that the Mortgagor has received all disclosure materials required by applicable law with respect to the making of adjustable rate mortgage loans. The Seller shall maintain such statement in the Mortgage File.

(pp) Section 32 Mortgage Loans. The related Mortgagor has been provided with all disclosure materials required by Section 226.32 of the Federal Reserve Board Regulation Z with respect to any Mortgage Loans subject to such Section of the Federal Reserve Board Regulation Z.

(qq) Amortization and Convertibility. No Mortgage Loan in Pools 1 and 2 contains a negative amortization provision or a provision whereby the related Mortgagor can convert the related mortgage loan to a fixed rate instrument.

(rr)  Tax Service Contract The Seller has obtained a life of loan, transferable real estate Tax Service Contract with an Approved Tax Service Contract Provider on each Mortgage Loan and such contract is assignable to the Purchaser;

SECTION 8. REMEDIES FOR BREACH OF REPRESENTATIONS AND WARRANTIES; ADDITIONAL REPURCHASE OBLIGATIONS.

(a) It is understood and agreed that the representations and warranties set forth in Sections 6 and 7 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Purchaser and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Seller or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Seller of any Breach of a representation or warranty, the Seller shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Seller shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 6, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Seller of such Breach, all of the affected Mortgage Loans shall, at the Purchaser’s option, be repurchased by the Seller at the Repurchase Price.

However, if the Breach shall involve a representation or warranty set forth in Section 7 and the Seller discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Seller shall, at the Purchaser’s option and provided that the Seller has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Seller has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 8 shall be accomplished by direct remittance of the Repurchase Price to the Purchaser or in accordance with the Purchaser’s instructions.

At the time of repurchase or substitution, the Purchaser and the Seller shall arrange for the reassignment of the Deleted Mortgage Loan to the Seller and the delivery to the Seller of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Seller shall, simultaneously with such reassignment, give written notice to the Purchaser and any servicer of the Mortgage Loans that such repurchase or substitution has taken place, amend the Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Seller shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Seller shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2(c), with the Mortgage Note endorsed as required by Section 2(c). No substitution will be made in any calendar month after the Determination Date for such month. The Seller shall remit directly to the Purchaser or in accordance with the Purchaser’s instructions, the Monthly Payment less the servicing fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Seller. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Seller shall thereafter be entitled to retain all amounts subsequently received by the Seller in respect of such Deleted Mortgage Loan.

For any month in which the Seller substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Seller shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be paid by the Seller directly to the Purchaser or in accordance with the Purchaser’s instructions, within two (2) Business Days of such substitution.

In addition to such repurchase or substitution obligation, the Seller shall indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a Breach of the Seller representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 8 to cure or repurchase a defective Mortgage Loan and to indemnify the Purchaser as provided in this Section 8 constitute the sole remedies of the Purchaser respecting a Breach of the foregoing representations and warranties. The Seller shall also indemnify the Purchaser and hold it harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from any failure by the Seller or any servicer of the Mortgage Loans to service the Mortgage Loans in accordance with (i) Accepted Servicing Practices, (ii) all applicable laws, (iii) the terms of the applicable Mortgage Note or (iv) the terms of any applicable servicing agreement, in each case, which failure occurred prior to the related Closing Date.

Any cause of action against the Seller relating to or arising out of the Breach of any representations and warranties made in Sections 6 and 7 shall accrue as to any Mortgage Loan upon (x) discovery of such Breach by the Purchaser or notice thereof by the Seller to the Purchaser, (y) failures by the Seller to cure such Breach or repurchase such Mortgage Loan as specified above, and (z) demand upon the Seller by the Purchaser for compliance with this Agreement.

(b) With respect to any Mortgage Loan, if the related Mortgagor is delinquent with respect to the Mortgage Loans’ first Monthly Payment due after the Cut-off Date (a “First Payment Default”), the Seller shall repurchase such Mortgage Loan from the Purchaser in accordance with Section 8(a) hereof.

From the related Closing Date until the date 30 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Seller for a period up to 30 days after the related Closing Date. In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to Underwriting Guidelines, or (ii) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 10% from the lesser of (A) the original appraised value of the Mortgage Property or (B) the purchase price of the Mortgaged Property as of the date of origination. In the event that the Purchaser so rejects any Mortgage Loan, the Seller shall repurchase the rejected Mortgage Loan in the manner prescribed in Section 8(a) within 30 days from the date the Seller receives notice from the Purchaser of the rejection of such Mortgage Loan. Any rejected Mortgage Loan shall be removed from the terms of this Agreement.

SECTION 9. CLOSING.

Each closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date (a “Closing”). At the Purchaser’s option, each Closing shall be either: by telephone, confirmed by letter or wire as the parties shall agree; or conducted in person, at such place as the parties shall agree.

Each Closing shall be subject to each of the following conditions:

(a) all of the representations and warranties of the Seller and its designee under this Agreement and under the Interim Servicing Agreement shall be true and correct as of the related Closing Date and no event shall have occurred which, with notice or the passage of time, would constitute a default under this Agreement or an Event of Default under the related Interim Servicing Agreement;

(b) the Purchaser shall have received, or the Purchaser’s attorneys shall have received in escrow, all Closing Documents as specified in Section 10 of this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, duly executed by all signatories other than the Purchaser as required pursuant to the respective terms thereof;

(c) the Seller shall have delivered, at least three (3) Business Days prior to the related Closing Date, a final Mortgage Loan Schedule for the related Group of Mortgage Loans;

(d) the Seller shall have delivered and released to the Custodian pursuant to this Agreement all documents required pursuant to the related Custodial Agreement; and

(e) all other terms and conditions of this Agreement shall have been complied with.

Subject to the foregoing conditions, the Purchaser shall pay to the Seller on the related Closing Date the Purchase Price, plus accrued interest pursuant to Section 3 of this Agreement, by wire transfer of immediately available funds to the account designated by the Seller.

SECTION 10. CLOSING DOCUMENTS.

(a) The Closing Documents for the initial Closing shall consist of fully executed originals of the following documents:

(i) this Agreement;

(ii) the related Purchase Price and Terms Letter;

(iii) each of the documents required to be delivered by the Seller pursuant to Section 2(c) hereof;

(iv) the related Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement;

(v) an Officer’s Certificate, in the form of Exhibit D hereto, including all attachments thereto;

(vi) an Opinion of Counsel of the Seller, in the form of Exhibit E hereto;

(vii) (i) a Security Release Certification, in the form of Exhibit F hereto (for a Seller which is a member of the Federal Home Loan Bank System), executed by the applicable regional Federal Home Loan Bank and, (ii) if applicable, in the form of Exhibit G hereto executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (iii) if applicable a certificate of the Seller and an opinion of counsel of the Seller stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

(viii) a copy of the Custodial Agreement between Purchaser as Owner and Servicer and U.S. Bank Trust National Association (the “Custodian”) dated as of September 1, 1999 (the “Custodial Agreement”);

(ix) an Assignment and Assumption of Purchaser’s rights as Initial Servicer under the Custodial Agreement to the Seller, as such rights relate to the Mortgage Loans being sold by Seller to Purchaser on such Closing Date (the “Custodial Assignment and Assumption”) in the form of Exhibit K hereto;

(x) a copy of the Interim Servicing Agreement between Seller and Servicer;

(xi) the initial certification of the related Mortgage Loans by the Custodian;

(xii) an Escrow Agreement between Seller and Purchaser and a mutually acceptable third party who would act as escrow agent for this purchase transaction;

(xiii) a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the related Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name.

(b) The Closing Documents for each subsequent Closing shall consist of fully executed originals of the following documents:

(i) each of the documents required to be delivered by the Seller pursuant to Section 2(c) hereof;

(ii) the related Mortgage Loan Schedule, with one copy to be attached to each counterpart of this Agreement;

(iii) the initial certification of the related Mortgage Loans by the Custodian;

(iv) (i) a Security Release Certification, in the form of Exhibit F hereto (for a Seller which is a member of the Federal Home Loan Bank System), executed by the applicable regional Federal Home Loan Bank and, (ii) if applicable, in the form of Exhibit G hereto executed by any other person, as requested by the Purchaser, if any of the Mortgage Loans have at any time been subject to any security interest, pledge or hypothecation for the benefit of such person and (iii) if applicable a certificate of the Seller and an opinion of counsel of the Seller stating that the Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien;

(v) an Assignment and Assumption of Purchaser’s rights as Initial Servicer under the Custodial Agreement to the Seller, as such rights relate to the Mortgage Loans being sold by Seller to Purchaser on such Closing Date (the “Custodial Assignment and Assumption”) in the form of Exhibit K hereto;

(vi) an Assignment and Conveyance, in the form of Exhibit L hereto.

(vii) a Certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the related Mortgage Loans were acquired by the Seller by merger or acquired or originated by the Seller while conducting business under a name other than its present name.

The Seller shall bear the risk of loss of the Closing Documents until such time as they are received by the Purchaser or its attorneys.

SECTION 11. MERGER OR CONSOLIDATION OF THE SELLER.

The Seller will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation except as permitted herein, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its duties under this Agreement.

Any Person into which the Seller may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Seller shall be a party, or any Person succeeding to the business of the Seller, shall be the successor of the Seller hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided however, that the successor or surviving Person shall have a net worth not less than the minimum level required by FNMA and FHLMC for an entity to qualify as (i) an FNMA and FHLMC approved seller and (ii) an FNMA and FHLMC approved servicer.

SECTION 12. COSTS.

The Purchaser shall pay any commissions due its salesmen and the legal fees and expenses of its attorneys. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees for the Assignments of Mortgages, if the Purchaser elects to record them, fees for title policy endorsements and continuations and the Seller’s attorney’s fees, shall be paid by the Seller.

SECTION 13. PROTECTION OF CONFIDENTIAL INFORMATION.

The Seller shall keep confidential and shall not divulge to any party, without the Purchaser’s prior written consent, the Purchase Price paid by the Purchaser for any Group of Mortgage Loans, except to the extent that it is appropriate for the Seller to do so in working with legal counsel, auditors, taxing authorities or other governmental agencies.

SECTION 14. NOTICES.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the other party at the address shown on the first page hereof, or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

SECTION 15. SEVERABILITY CLAUSE.

Any part, provision, representation or warranty of this Agreement that is prohibited or that is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement that is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law that prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure, the economic effect of which is as close as possible to the economic effect of this Agreement, without regard to such invalidity.

SECTION 16. COUNTERPARTS.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

SECTION 17. PLACE OF DELIVERY AND GOVERNING LAW.

This Agreement shall be deemed in effect when a fully executed counterpart thereof is received by the Purchaser in the State of New York and shall be deemed to have been made in the State of New York. The Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of New York, except to the extent preempted by Federal law.

SECTION 18. FURTHER AGREEMENTS.

The Purchaser and the Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

Without limiting the generality of the foregoing, the Seller shall cooperate with the Purchaser in connection with the initial resales of the Mortgage Loans by the Purchaser. In that connection, the Seller shall provide to the Purchaser: (i) any and all information and appropriate verification of information, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller as are reasonably believed necessary by the Purchaser in connection with such resales. The requirement of the Seller pursuant to (ii) above shall terminate on the related Closing Date. Prior to incurring any out-of-pocket expenses pursuant to this paragraph, the Seller shall notify the Purchaser in writing of the estimated amount of such expense. The Purchaser shall reimburse the Seller for any such expense following its receipt of appropriate details thereof.

SECTION 19. INTENTION OF THE PARTIES.

It is the intention of the parties that the Purchaser is purchasing, and the Seller is selling, 100% ownership interest in the Mortgage Loans and not a debt instrument of the Seller or another security. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. Moreover, the arrangement under which the Mortgage Loans are held shall be consistent with classification of such arrangement as a grantor trust in the event it is not found to represent direct ownership of the Mortgage Loans. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the Federal income tax consequences of owning the Mortgage Loans and the Seller shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

SECTION 20. SUCCESSORS AND ASSIGNS; ASSIGNMENT OF PURCHASE AGREEMENT.

This Agreement shall bind and inure to the benefit of and be enforceable by the Seller and the Purchaser and the respective successors and assigns of the Seller and the Purchaser. This Agreement shall not be assigned, pledged or hypothecated by Seller to a third party without the prior written consent of the Purchaser.

No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Seller shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that the transferee will not be deemed to be a Purchaser hereunder binding upon the Seller unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit H hereto executed by the transferee shall have been delivered to the Seller. The Purchaser also shall advise the Seller of the transfer. Upon receipt of notice of the transfer, the Seller shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

SECTION 21. WAIVERS; OTHER AGREEMENTS.

No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

SECTION 22. EXHIBITS.

The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 23. GENERAL INTERPRETIVE PRINCIPLES.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

(a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

(c) references herein to “Articles”, “Sections”, “Subsections”, “Paragraphs”, and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

(d) a reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

(e) the words “herein”, “hereof”, “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and

(f) the term “include” or “including” shall mean without limitation by reason of enumeration.

SECTION 24. REPRODUCTION OF DOCUMENTS.

This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25. RECORDATION OF ASSIGNMENTS OF MORTGAGE.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or their comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Seller’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

SECTION 26. NO PERSONAL SOLICITATION.

From and after the related Closing Date, the Seller hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Seller’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Seller shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that offers to refinance a Mortgage Loan made within 30 days following receipt by the Seller of a pay-off request from the Mortgagor and promotions undertaken by the Seller or any affiliate of the Seller which are directed to the general public at large, including, without limitation, mass mailing based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section 26.

IN WITNESS WHEREOF, the Seller and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

LEHMAN BROTHERS BANK, FSB
(Purchaser)

By: ____________________________
Name:
Title:

FIELDSTONE MORTGAGE COMPANY
(Seller)

By: /s/ Gregory J. Pappas
Name: Gregory J. Pappas
Title: Vice President

STATE OF NEW YORK	)
	)	ss.:
COUNTY OF NEW YORK	)

On the _____ day of ____________, 200_ before me, a Notary Public in and for said State, personally appeared ____________, known to me to be ______________ of Lehman Brothers Bank, FSB, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

___________________________________
Notary Public

My Commission expires _____________

STATE OF _____________	)
	)	ss.:
COUNTY OF ___________	)

On the _____ day of _______________, 200_ before me, a Notary Public in and for said State, personally appeared ____________, known to me to be _____________ of _______________________, the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

___________________________________
Notary Public

My Commission expires _____________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

A-1

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be delivered to the Purchaser pursuant to Section 2 of the Purchase Agreement to which this Exhibit is attached (the “Agreement”):

1.	The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Seller by an authorized officer.

2.	The original of any guarantee executed in connection with the Mortgage Note.

3.
The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

4.	The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.	The original Assignment of Mortgage for each Mortgage Loan, in blank, in form and substance acceptable for recording.

6.
Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Seller shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Seller stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Seller; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.	The original mortgagee policy of title insurance.

8.	Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

9.	The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 7(f) of the Agreement.

10.	Residential loan application.

11.	Mortgage Loan closing statement.

12.	Verification of employment and income except for Mortgage Loans originated under a Limited Documentation Program.

13.	Verification of acceptable evidence of source and amount of downpayment.

14.	Credit report on the Mortgagor.

15.	Residential appraisal report.

16.	Photograph of the Mortgaged Property.

17.	Survey of the Mortgaged Property, if any.

18.
Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

19.	All required disclosure statements.

20.	If available, termite report, structural engineer’s report, water potability and septic certification.

21.	Sales contract.

22.
Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

23.	Amortization schedule.

In the event an Officer’s Certificate of the Seller is delivered to the Purchaser because of a delay caused by the public recording office in returning any recorded document, the Seller shall deliver to the Purchaser, within 90 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C

INTERIM SERVICING AGREEMENT

C-1

EXHIBIT D

SELLER’S OFFICER’S CERTIFICATE

I, ____________________, hereby certify that I am the duly elected [Vice] President of Fieldstone Mortgage Company, a [state] chartered institution organized under the laws of the [state of ____________], (the “Company”) and further as follows:

1.
Attached hereto as Exhibit 1 is a true, correct and complete copy of the charter of the Company which is in full force and effect on the date hereof and which has been in effect without amendment, waiver, rescission or modification.

2.
Attached hereto as Exhibit 2 is a true, correct and complete copy of the bylaws of the Company which are in effect on the date hereof and which have been in effect without amendment, waiver, rescission or modification.

3.
Attached hereto as Exhibit 3 is an original certificate of good standing of the Company issued within ten days of the date hereof, and no event has occurred since the date thereof which would impair such standing.

4.
Attached hereto as Exhibit 4 is a true, correct and complete copy of the corporate resolutions of the Board of Directors of the Company authorizing the Company to execute and deliver the Flow Mortgage Loan Purchase and Warranties Agreement, Group No. 2000-1 dated July 1, 2000 by and between the Company and Lehman Brothers Bank, FSB (the “Purchaser”) (the “Purchase Agreement”), the Interim Servicing Agreement, Group 2000-1, dated July 1, 2000, by and between the Company and the Purchaser and to endorse the Mortgage Notes and execute the Assignments of Mortgages by original signature, and such resolutions are in effect on the date hereof and have been in effect without amendment, waiver, rescission or modification.

5.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement, the sale of the mortgage loans or the consummation of the transactions contemplated by the agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of the Purchase Agreement and the Interim Servicing Agreement conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.
There is no action, suit, proceeding or investigation pending or, to the best of my knowledge, threatened against the Company which, in my judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Purchase Agreement and the Interim Servicing Agreement, or the mortgage loans or of any action taken or to be taken in connection with the transactions contemplated hereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Purchase Agreement and the Interim Servicing Agreement.

8.
Each person listed on Exhibit 5 attached hereto who, as an officer or representative of the Company, signed (a) the Purchase Agreement, (b) the Interim Servicing Agreement, and (c) any other document delivered prior hereto or on the date hereof in connection with any purchase described in the agreements set forth above was, at the respective times of such signing and delivery, and is now, a duly elected or appointed, qualified and acting officer or representative of the Company, who holds the office set forth opposite his or her name on Exhibit 5, and the signatures of such persons appearing on such documents are their genuine signatures.

9.	The Company is duly authorized to engage in the transactions described and contemplated in the Purchase Agreement and the Interim Servicing Agreement.

10.	The Mortgage Loans are not subject to any security interest, claim, pledge, hypothecation or lien.

IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Company.

Dated:	By:
[Seal]	Name:
Title: [Vice] President

I, ________________________, an [Assistant] Secretary of Fieldstone Mortgage Company, hereby certify that ____________ is the duly elected, qualified and acting [Vice] President of the Company and that the signature appearing above is [her] [his] genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:	By:
[Seal]	Name:
Title: [Vice] President

EXHIBIT 5 to
Company’s Officer’s Certificate

Name	Title	Signature

EXHIBIT E

FORM OF OPINION OF COUNSEL TO THE SELLER

(date)

Lehman Brothers Bank, FSB
3 World Financial Center
8th Floor
New York, New York 10285

Dear Sirs:

You have requested [our] [my] opinion, as [Assistant] General Counsel to Fieldstone Mortgage Company (the “Company”), with respect to certain matters in connection with the sale by the Company of the Mortgage Loans pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement by and between the Company and Lehman Brothers Bank, FSB (the “Purchaser”), Group No. 2000-1 dated as of July 1, 2000, (the “Purchase Agreement”) and that certain Interim Servicing Agreement, by and between the Company and the Purchaser, dated as of July 1, 2000, which sale is in the form of whole loans. Capitalized terms not otherwise defined herein have the meanings set forth in the Purchase. [We] [I] have examined the following documents:

1.	the Purchase Agreement;

2.	the Interim Servicing Agreement;

2.	the form of Assignment of Mortgage;

3.	the form of endorsement of the Mortgage Notes; and

4.	such other documents, records and papers as we have deemed necessary and relevant as a basis for this opinion.

To the extent [we] [I] have deemed necessary and proper, [we] [I] have relied upon the representations and warranties of the Company contained in the Agreements. [We] [I] have assumed the authenticity of all documents submitted to [us] [me] as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all documents.

Based upon the foregoing, it is [our] [my] opinion that:

1.
The Company is a [type of entity] duly organized, validly existing and in good standing under the laws of the [United States] and is qualified to transact business in, and is in good standing under, the laws of [the state of incorporation].

2.
The Company has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements, and to perform and observe the terms and conditions of such Agreements

3.
[Each of] the Agreements has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement enforceable in accordance with its respective terms against the Company, subject to bankruptcy laws and other similar laws of general application affecting rights of creditors and subject to the application of the rules of equity, including those respecting the availability of specific performance, none of which will materially interfere with the realization of the benefits provided thereunder or with the Purchaser’s ownership of the Mortgage Loans.

4.
The Company has been duly authorized to allow any of its officers to execute any and all documents by original signature in order to complete the transactions contemplated by the Agreements and by original signature in order to execute the endorsements to the Mortgage Notes and the Assignments of Mortgages, and the original signature of the officer at the Company executing the endorsements to the Mortgage Notes and the Assignments of Mortgages represents the legal and valid signature of said officer of the Company.

5.
Either (i) no consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with the Purchase Agreement, the Interim Servicing Agreement, or the sale of the Mortgage Loans or the consummation of the transactions contemplated by the Agreements; or (ii) any required consent, approval, authorization or order has been obtained by the Company.

6.
Neither the consummation of the transactions contemplated by, nor the fulfillment of the terms of, the Agreements conflicts or will conflict with or results or will result in a breach of or constitutes or will constitute a default under the charter or by-laws of the Company, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which it is subject, or violates any statute or order, rule, regulations, writ, injunction or decree of any court, governmental authority or regulatory body to which the Company is subject or by which it is bound.

7.
There is no action, suit, proceeding or investigation pending or, to the best of [our] [my] knowledge, threatened against the Company which, in [our] [my] judgment, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted or in any material liability on the part of the Company or which would draw into question the validity of the Agreements, or the Mortgage Loans or of any action taken or to be taken in connection with the transactions contemplated thereby, or which would be likely to impair materially the ability of the Company to perform under the terms of the Agreements.

8.
The sale of each Mortgage Note and Mortgage as and in the manner contemplated by the Agreements is sufficient to fully transfer to the Purchaser all right, title and interest of the Company thereto as noteholder and mortgagee.

9.
The Mortgages have been duly assigned and the Mortgage Notes have been duly endorsed as provided in the Agreements. The Assignments of Mortgage are in recordable form, except for the insertion of the name of the assignee, and upon the name of the assignee being inserted, are acceptable for recording under the laws of the state where each related Mortgaged Property is located. The endorsement of the Mortgage Notes, the delivery to the Purchaser, or its designee, of the Assignments of Mortgage, and the delivery of the original endorsed Mortgage Notes to the Purchaser, or its designee, are sufficient to permit the Purchaser to avail itself of all protection available under applicable law against the claims of any present or future creditors of the Company, and are sufficient to prevent any other sale, transfer, assignment, pledge or hypothecation of the Mortgages and the Mortgage Notes by the Company from being enforceable.

This opinion is given to you for your sole benefit, and no other person or entity is entitled to rely hereon except that the purchaser or purchasers to which you initially and directly resell the Mortgage Loans may rely on this opinion as if it were addressed to them as of its date.

Very truly yours,

_________________________
[Name]
[Assistant] General Counsel

EXHIBIT F

SECURITY RELEASE CERTIFICATION

___________________, 199_

Federal Home Loan Bank of
______(the “Association”)
_____________________________
_____________________________
_____________________________
Attention: _____________________
_____________________________

Re:	Notice of Sale and Release of Collateral

Dear Sirs:

This letter serves as notice that Fieldstone Mortgage Company, a corporation, organized pursuant to the laws of [the state of incorporation] (the “Company”) has committed to sell to Lehman Brothers Bank, FSB, under a Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2000, certain mortgage loans originated by the Association. The Company warrants that the mortgage loans to be sold to Lehman Brothers Bank, FSB, are in addition to and beyond any collateral required to secure advances made by the Association to the Company.

The Company acknowledges that the mortgage loans to be sold to Lehman Brothers Bank, FSB all not be used as additional or substitute collateral for advances made by the Association. Lehman Brothers Bank, FSB understands that the balance of the Company’s mortgage loan portfolio may be used as collateral or additional collateral for advances made by the Association, and confirms that it has no interest therein.

F-1

Execution of this letter by the Association shall constitute a full and complete release of any security interest, claim, or lien which the Association may have against the mortgage loans to be sold to Lehman Brothers Bank, FSB.

Very truly yours,

FIELDSTONE MORTGAGE COMPANY

By: ________________________
Name:
Title:
Date:

Acknowledged and approved:

FEDERAL HOME LOAN BANK OF

_______________________________

By: ____________________________
Name:
Title:
Date:

F-2

EXHIBIT G

SECURITY RELEASE CERTIFICATION

I. Release of Security Interest

The financial institution named below hereby relinquishes any and all right, title and interest it may have in all Mortgage Loans to be purchased by Lehman Brothers Bank, FSB from the Company named below pursuant to that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2000, and certifies that all notes, mortgages, assignments and other documents in its possession relating to such Mortgage Loans have been delivered and released to the Company named below or its designees, as of the date and time of the sale of such Mortgage Loans to Lehman Brothers Bank, FSB.

Name and Address of Financial Institution

__________________________________________
(name)

__________________________________________
(Address)

By: _____________________________________________

G-1

II. Certification of Release

The Company named below hereby certifies to Lehman Brothers Bank, FSB hat, as of the date and time of the sale of the above-mentioned Mortgage Loans to Lehman Brothers Bank, FSB, the security interests in the Mortgage Loans released by the above-named financial institution comprise all security interests relating to or affecting any and all such Mortgage Loans. The Company warrants that, as of such time, there are and will be no other security interests affecting any or all of such Mortgage Loans.

FIELDSTONE MORTGAGE COMPANY

By: _________________________________
Name:
Date:

G-2

EXHIBIT H

FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated __________ __, 200_, between __________________________________, a ___________________ corporation (“Assignor”) and ________________________________, a __________________ corporation (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

The Assignor hereby grants, transfers and assigns to Assignee, as Purchaser, all of the right, title and interest of Assignor under that certain Flow Mortgage Loan Purchase and Warranties Agreement, Conventional Residential Fixed and Adjustable Rate Mortgage Loans, Group 2000-1 (the “Purchase Agreement”) dated as of July 1, 2000 by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Fieldstone Mortgage Company (the “Seller”) and that certain Interim Servicing Agreement, (the “Interim Servicing Agreement”, collectively, the “Agreements”) dated as of as of July 1, 2000 (the “Agreement”) between Seller and the Purchaser;

1. The Assignor warrants and represents to, and covenants with, the Assignee that:

a. The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b. The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Seller with respect to the Agreements or the Mortgage Loans;

c. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements, including without limitation, the transfer of the servicing obligations under the Purchase Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements; and

d. Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

2. That Assignee warrants and represents to, and covenants with, the Assignor and the Seller pursuant to the Agreements that:

a. The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Agreements, the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Seller and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b. The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c. The purchase price being paid by the Assignee for the Mortgage Loans is in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d. The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person;

e. The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f. The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Seller;

g. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the ‘33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the ‘33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h. Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

Assignor	Assignee

By:	By:

Its:	Its:

Taxpayer Identification No.	Taxpayer Identification No.

EXHIBIT I

CUSTODIAL AGREEMENT

I-1

EXHIBIT J

UNDERWRITING GUIDELINES

J-1

EXHIBIT K

FORM OF CUSTODIAL ASSIGNMENT AND ASSUMPTION

ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of _____, 2000, by and between Lehman Brothers Bank, FSB, having its offices at 3 World Financial Center, 8th Floor, New York, New York 10285 (“Assignor”) and Fieldstone Mortgage Company, having an office at 11000 Broken Land Parkway, Columbia, MD 21044 (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1. The Assignor hereby grants, transfers and assigns to Assignee, all of the right, title and interest of Assignor, as initial Servicer (the “Initial Servicer”) with respect to the mortgage loans identified on Exhibit A hereto (the “Mortgage Loans”) under that certain Custodial Agreement, dated as of September 1, 1999, known as U.S. Bank Trust National Association (the “Custodian”).

The Assignor specifically reserves any and all right, title and interest and all obligations of the “Owner” under the Agreement and of the Assignor with respect to any mortgage loans subject to the Agreement which are not the Mortgage Loans set forth on Exhibit A hereto and are not the subject of this Assignment and Assumption Agreement.

2. The Assignor warrants and represents to, and covenants with, the Assignee that with respect to the Mortgage Loans:

a. The Assignor is assigning its interest as Initial Servicer under the Agreement for the sole purpose of permitting the Assignee as servicer of the Mortgage Loans, to act as Servicer under the Agreement; and

b. The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreement. The Assignor has no knowledge of, and has not received notice of, any defaults, waivers under or amendments or other modifications of, or assignments of rights or obligations under the Agreement.

3. The Assignee warrants and represents to, and covenants with, the Assignor and the Custodian pursuant to the Agreement that the Assignee agrees to be bound by all of the terms, covenants and conditions of the Agreement relating to the Initial Servicer applicable after the related Closing Date, and from and after the related Closing Date, the Assignee assumes for the benefit of the Assignor all of the Assignor's obligations as Initial Servicer thereunder.

4. Nothing herein shall obligate the Assignee to pay any of the fees and expenses of the Custodian, which shall remain the sole obligation of the Assignor, nor shall the Assignee make or be obligated to make any representation and warranties regarding the Mortgage Loans in this Assignment and Assumption Agreement or the Agreement. All expenses incurred by the Custodian, at the request of the Assignee, which are not contemplated by the Custodial Agreement or that certain Interim Servicing Agreement dated July 1, 2000 between Assignor and Assignee and which are not approved by the Assignor shall be paid the Assignee.

5. With respect to the Mortgage Loans, by acknowledging below, the Custodian hereby agrees that it will honor a request of release made by the Assignee on a form acceptable to FNMA in lieu of the form attached to the Custodial Agreement as Exhibit 3 thereto.

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

LEHMAN BROTHERS BANK, FSB
(Assignor)

By: ______________________________

Name: ____________________________

Title: _____________________________

FIELDSTONE MORTGAGE COMPANY
(Assignee)

By: ______________________________

Name: ____________________________

Title: _____________________________

Acknowledged And Agreed:

U.S. BANK TRUST NATIONAL ASSOCIATION
(Custodian)

By: ______________________________

Name: ____________________________

Title: _____________________________

EXHIBIT L

ASSIGNMENT AND CONVEYANCE

On this______ day of ________, 200_, Fieldstone Mortgage Company, as the Seller, under that certain Flow Mortgage Loan Purchase and Warranties Agreement, dated as of July 1, 2000 (the “Agreement”) does hereby sell, transfer, assign, set over and convey to Lehman Brothers Bank, FSB, as Purchaser under the Agreement, without recourse, but subject to the terms of the Agreement all rights, title and interest of the Seller in and to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Section 2 of the Agreement, the Seller has delivered to the Custodian the documents for each Mortgage Loan to be purchased as set forth in the Agreement. The ownership of each Mortgage Note, Mortgage, and the contents of each Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Seller shall immediately vest in the Purchaser and shall be delivered promptly by the Seller to the Purchaser.

The Seller confirms to the Purchaser that the representations and warranties set forth in Section 6 of the Agreement and Exhibit 2 attached hereto with respect to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto, and the representations and warranties in Section 6 of the Agreement and Exhibit 2 attached hereto with respect to the Seller are true and correct as of the date hereof.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

Fieldstone Mortgage Company

Seller

By: ______________________________

Name: ____________________________

Title: _____________________________

L-1

EXHIBIT 1

MORTGAGE LOAN SCHEDULE

EXHIBIT 2

The Seller hereby represents and warrants to the Purchaser, as to each Mortgage Loan, that as of ___________, 2000 or as of such other date specifically provided therein:

(a) Pool Characteristics.

(i) With respect to all Mortgage Loans:

With respect to the aggregate unpaid principal balance of the Mortgage Loans (1) at least ___% of the Mortgage Loans have full documentation; (2) no more than ___% of the Mortgage Loans have documentation which is lacking income verification; and (3) no more than ___% of the Mortgage Loans have documentation which is lacking income and asset verification. With respect to the aggregate unpaid principal balance of the Mortgage Loans at the time of origination, (a) no more than ___% of the Mortgaged Properties were owner-occupied second homes, (b) no more than ___% of the Mortgaged Properties were investor properties and (c) at least ___% of the Mortgaged Properties were owner-occupied primary residences. With respect to the aggregate unpaid principal balance of the Mortgage Loans, (a) no more than ___% are “cash-out” refinance mortgage loans, (b) no more than ___% are rate and term refinance mortgage loans and (c) at least ___% are purchase mortgage loans. With respect to the aggregate unpaid principal balance of Mortgage Loans, the Mortgaged Properties are located as follows: (i) ___% of the Mortgaged Properties are located in California; (ii) ___% of the Mortgaged Properties are located in Illinois; (iii) ___% of the Mortgaged Properties are located in Colorado; and (iv) the remaining Mortgaged Properties are geographically dispersed. With respect to the aggregate outstanding principal balance of all the Mortgage Loans, (a) no more than ___% of the Mortgage Loans are secured by real property improved by a manufactured home

(ii) With respect to the Pool 1 Mortgage Loans

The weighted average initial periodic gross Mortgage Interest Rate cap on the Mortgage Loans as of the related Cut-off Date was ___%. The weighted average lifetime Mortgage Interest Rate cap on the Mortgage Loans as of the related Cut-off Date was ___%. The maximum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ___%. The minimum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ___%. After the initial two year period, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment at the times and in the amounts as are set forth in the related Mortgage Note. The Mortgage Loans have a weighted average remaining term of ___ months. The weighted average FICO Score of the Pool 1 Mortgage Loans is ___. The weighted average loan to value ratio of Pool 1 Mortgage Loans is ___%.

(iii) With respect to the Pool 2 Mortgage Loans

The weighted average initial periodic gross Mortgage Interest Rate cap on the Mortgage Loans as of the related Cut-off Date was ___%. The weighted average lifetime Mortgage Interest Rate cap on the Mortgage Loans as of the related Cut-off Date was ___%. The maximum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ___%. The minimum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ___%. After the initial three year period, the Mortgage Interest Rate payable by the Mortgagor is subject to adjustment at the time and in the amounts as are set forth in the related Mortgage Note. The Mortgage Loans have a weighted average remaining term of ___ months. The weighted average FICO Score of the Pool 2 Mortgage Loans is ___. The weighted average loan to value ratio of Pool 2 Mortgage Loans is ___%.

(iv) With respect to the Pool 3 Mortgage Loans

The Mortgage Loans have a weighted average remaining term of ___ months. The minimum Mortgage Interest Rate on the Mortgage Loans as of the related Cut-off Date was ___%. The weighted average FICO Score of the Pool 3 Mortgage Loans is ___. The weighted average loan to value ratio of Pool 3 Mortgage Loans is ___%.;

(b) Mortgage Loan Prepayment Penalties. The Pool 1 Mortgage Loans have a weighted average prepayment penalty term of ___ months. With respect to the aggregate unpaid principal balance of the Pool 1 Mortgage Loans ___% have prepayment penalties and ___% have no prepayment penalty. The Pool 2 Mortgage Loans have a weighted average prepayment penalty term of ___ months. With respect to the aggregate unpaid principal balance of the Pool 2 Mortgage Loans ___% have prepayment penalties and ___% have no prepayment penalty. The Pool 3 Mortgage Loans have a weighted average prepayment penalty term of ___ months. With respect to the aggregate unpaid principal balance of the Pool 3 Mortgage Loans ___% have prepayment penalties and ___% have no prepayment penalty.

(c) Mortgage Loan Credit Grades With respect to the aggregate unpaid principal balance of all the Pool 1 Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) ___% of the Mortgage Loans are Credit Grade A; (ii) ___% of the Mortgage Loans are Credit Grade A-; (iii) ___% of the Mortgage Loans are Credit Grade B; (iv) ___% of the Mortgage Loans are Credit Grade C; (v) ___% of the Mortgage Loans are Credit Grade D. With respect to the aggregate unpaid principal balance of all the Pool 2 Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) ___% of the Mortgage Loans are Credit Grade A; (ii) ___% of the Mortgage Loans are Credit Grade A-; (iii) ___% of the Mortgage Loans are Credit Grade B; (iv) ___% of the Mortgage Loans are Credit C; (v) ___% of the Mortgage Loans are Credit D. With respect to the aggregate unpaid principal balance of all the Pool 3 Mortgage Loans, the Mortgage Loans have the following Credit Grades: (i) ___% of the Mortgage Loans are Credit Grade A; (ii) ___% of the Mortgage Loans are Credit Grade A-; (iii) ___% of the Mortgage Loans are Credit Grade B; (iv) ___% of the Mortgage Loans are Credit Grade C; (v) ___% of the Mortgage Loans are Credit Grade D.

AMENDMENT NO. 1

TO THE MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This is Amendment No. 1 (the “Amendment No. 1”), dated as of July 20, 2001 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Fieldstone Mortgage Company (the “Seller”) to that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of July 1, 2000 by and between the Seller and the Purchaser (the “Existing Purchase Agreement”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 1 that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that solely with respect to the Group of Mortgage Loans to be purchased on the date hereof, the Existing Purchase Agreement is hereby amended as follows:

1.
Notwithstanding anything set forth in the Existing Purchase Agreement, the Purchaser shall hold back a portion of the Purchase Price to be paid on the related Closing Date, which will be paid to the Seller upon the satisfactory completion of the Purchaser’s due diligence in accordance with the Purchase Price and Terms Letter dated as of July 10, 2001, by and between the Seller and the Purchaser.

2.	Section 8(b) of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

(b) With respect to any Mortgage Loan, if the related Mortgagor does not make the first Monthly Payment due after the related Closing Date on or before its Due Date, and the related Mortgagor does not make the first and second Monthly Payments due after the related Closing Date on or before the Due Date of such second payment (a “First Payment Default”), the Seller shall repurchase such Mortgage Loan from the Purchaser in accordance with Section 8(a) hereof.

3.	Section 9(c) of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

(c) the Seller shall have delivered, at least four (4) Business Days prior to the related Closing Date, a final Mortgage Loan Schedule for the related Group of Mortgage Loans;

4.	Section 12 of the Existing Purchase Agreement is hereby amended by deleting it in its entirety and replacing it with the following language:

The Purchaser shall pay any commissions due its salesmen and legal fees and expenses of its attorneys. The costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans, including recording fees, fees for title policy endorsements and continuations, and fees or costs associated with terminating any Prior Servicer, shall be paid for by the Seller. A fee of $25.00 per Mortgage Loan will be deducted from the Purchase Price proceeds to cover costs for recording and tracking the Assignment of Mortgage from Seller to Purchaser or Purchasers designee.

5.	Second Lien Mortgage Loans. Solely with respect to the Second Lien Mortgage Loans (as defined below), the Existing Purchase Agreement is hereby amended:

(a)
Notwithstanding anything set forth in the Existing Purchase Agreement, the Purchaser shall purchase certain Mortgage Loans secured by a second lien on the related Mortgaged Property, as set forth on Exhibit A hereto (the “Second Lien Mortgage Loans”).

(b)	Section 1 of the Existing Purchase Agreement is hereby amended by adding the following definition:

Combined Loan-to-Value Ratio or CLTV: With respect to any Second Lien Mortgage Loan, the sum of the original principal balance of such Mortgage Loan and the outstanding principal balance of any related first lien as of the date of origination of the Mortgage Loan, divided by the Appraised Value of the Mortgaged Property as of the origination date.

(c)	Section 1 of the Existing Purchase Agreement is hereby amended by deleting the existing definition of “Mortgage” in its entirety and replacing it with the following language:

Mortgage: The mortgage, deed of trust or other instrument creating a first or second lien on the Mortgaged Property securing the Mortgage Note.

(d)	Section 1 of the Existing Purchase Agreement is hereby amended by adding the following fields to the definition of Mortgage Loan Schedule:

(1) a code indicating whether the Mortgage Loan is secured by a first or second lien; (2) if the Mortgage Loan is a Second Lien Mortgage Loan, the principal balance of the related first lien at the time of the origination of the first lien; (3) with respect to each Second Lien Mortgage Loan, the CLTV;

(e)	Section 7 of the Existing Purchase Agreement is hereby amended by deleting the Section 7(j), (o), (p) and (gg) in their entirety and replacing them with the following language:

(j) Valid First or Second Lien. The Mortgage is a valid, subsisting enforceable and perfected first or second lien and first priority security interest on the Mortgaged Property, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems located in or annexed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1) the lien of current real property taxes and assessments not yet due and payable;

(2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property set forth in such appraisal; and

(3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(4) with respect to each Second Lien Mortgage a prior mortgage lien on the Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable (A) first lien and first priority security interest with respect to each First Lien Mortgage Loan, or (B) second lien and second priority security interest with respect to each Second Lien Mortgage Loan, in either case, on the property described therein and the Seller has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(o)  Title Insurance. The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Seller, its successors and assigns, as to the first or second priority lien of the Mortgage in the original principal amount of the Mortgage Loan , and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, subject only to the exceptions contained in and clauses (1), (2), and (3), and with respect to each Second Lien Mortgage Loan clause (4) of paragraph (j) of this Section 7. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Seller is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Seller, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Seller;

(p)  No Defaults. There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Seller nor its predecessors have waived any default, breach, violation or event of acceleration. With respect to each Second Lien Mortgage Loan, (i) the prior mortgage is in full force and effect, (ii) there is no default, breach, violation or event of acceleration existing under such prior mortgage or the related mortgage note, (iii) no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration thereunder, and either (A) the prior mortgage contains a provision which allows or (B) applicable law requires, the mortgagee under the Second Lien Mortgage Loan to receive notice of, and affords such mortgagee an opportunity to cure any default by payment in full or otherwise under the prior mortgage;

(gg) Collection Practices; Escrow Deposits; ARM Adjustments. The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments (other than with respect to Second Lien Mortgage Loans for which the mortgagee under the prior mortgage lien is collecting Escrow Payments), all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note. With respect to each ARM Mortgage Loan, all Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited;

(f)	Section 7 of the Existing Purchase Agreement is hereby amended by adding the following as Sections 7(rr) and 7(ss):

(rr) Consent. Either (a) no consent for the Second Lien Mortgage Loan is required by the holder of the related first lien or (b) such consent has been obtained and is contained in the Mortgage File.;

(ss) CLTV. No Second Lien Mortgage Loan has a CLTV in excess of 100%;

6.	Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)	On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)	such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)
On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 6 of the Existing Purchase Agreement, as amended by this Amendment No. 1, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

7.	Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

8.
This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.	This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

10.	This Amendment No. 1 shall inure to the benefit of and be binding upon the Purchaser and the Sellers under the Existing Purchase Agreement, and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________

Name:__________________________

Title:___________________________

FIELDSTONE MORTGAGE COMPANY

Seller

By:____________________________

Name:__________________________

Title:___________________________

EXHIBIT A

SECOND LIEN MORTGAGE LOANS

AMENDMENT NO. 2
TO THE MORTGAGE LOAN PURCHASE AND WARRANTIES AGREEMENT

This is Amendment No. 2 (the “Amendment No. 2”), dated as of October 31, 2002 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and Fieldstone Mortgage Company (the “Seller”) to that certain Flow Mortgage Loan Purchase and Warranties Agreement dated as of July 1, 2000 by and between the Seller and the Purchaser, as amended by that certain Amendment No. 1 to the Mortgage Loan Purchase and Warranties Agreement, dated as of July 20, 2001 (the “Existing Purchase Agreement”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 2 that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

1.	Section 7(pp) of the Existing Purchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following language:

(pp) Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any applicable state, federal or local law.

2.	Section 7 of the Existing Purchase Agreement is hereby amended by adding the following language as new Section 7(tt) and (uu) :

(tt) Credit Reporting. For each Mortgage Loan, the Seller or its designee has accurately and fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories: Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis.

(uu) Single Premium Credit Life Insurance. None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

3.	Effective Date. This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)	On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)	this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)	such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)
On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 6 of the Existing Purchase Agreement, as amended by this Amendment No. 2, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

4.	Except as expressly amended and modified by this Amendment, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

5.
This Amendment No. 2 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

6.	This Amendment No. 2 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

7.	This Amendment No. 2 shall inure to the benefit of and be binding upon the Purchaser and the Sellers under the Existing Purchase Agreement, and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________

Name:__________________________

Title:___________________________

FIELDSTONE MORTGAGE COMPANY

Seller

By:____________________________

Name:__________________________

Title:___________________________

AMENDMENT REG AB TO THE FLOW MORTGAGE LOAN PURCHASE AGREEMENT

This is Amendment Reg AB (the "Amendment Reg AB"), dated as of September 8, 2005 (the "Amendment Date"), by and between Lehman Brothers Bank, FSB (the "Purchaser"), and Fieldstone Mortgage Company (the "Seller") to that certain Flow Mortgage Loan Purchase Agreement dated as of July 1, 2000 and amended as of July 1, 2001 and October 31, 2002 by and between the Seller and the Purchaser, (as amended, modified or supplemented) the "Existing Purchase Agreement", as amended by this Amendment Reg AB, the "Purchase Agreement").

WITNESSETH

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment Reg AB that the Existing Purchase Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Purchase Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Purchase Agreement is hereby amended as follows:

1. The Existing Purchase Agreement is hereby amended by adding the following definitions in their proper alphabetical order:

Commission: The United States Securities and Exchange Commission.

Regulation AB: Regulation AB of the Securities Act of 1933, as amended from time to time.

Securities Act: The federal Securities Act of 1933, as amended.

Securities Exchange Act: The federal Securities Exchange Act of 1934, as amended.

Static Pool Information: Information set forth in Item 1105(a) of Regulation AB.

2. The Existing Purchase Agreement is hereby amended by adding the following provisions:

"In the event that the Purchaser sells certain Mortgage Loans into Securitization Transfers, the Seller agrees to deliver to Purchaser and any prospective purchaser within three (3) days after request by Purchaser or prospective purchaser, information, in form and substance satisfactory to Purchaser and such prospective purchaser, with respect to each originator of the Mortgage Loans (x) reasonably requested by the Purchaser or (y) required by Item 1110 of Regulation AB, which as of the date hereof requires the following information: (a) the originator's form of organization; and (b) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description must include a discussion of the originator's experience in originating mortgage loans of the same type as the Mortgage Loans and information regarding the size and composition of the originator's origination portfolio as well as information that may be material, in the good faith judgment of the Purchaser, to an analysis of the performance of the Mortgage Loans, such as the originators' credit-granting or underwriting criteria for mortgage loans of the same type as the Mortgage Loans; and to deliver to the Purchaser and any prospective purchaser within three (3) Business Days after request by Purchaser, Static Pool Information with respect to those mortgage loans that were originated by the originator of the Mortgage Loans and which are of the same type as the Mortgage Loans, which as of the date hereof require Static Pool Information regarding delinquencies, cumulative losses and prepayments by vintage origination year or prior securitized pools, as applicable. A vintage origination year represents mortgage loans originated during the same year. Such Static Pool Information shall be for the prior five years or for so long as the originator has been originating (in the case of data by vintage origination year) or securitizing (in the case of data by prior securitized pools) such mortgage loans, if originating for less than five years. The Static Pool Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in monthly increments over the life of the mortgage loans included in the vintage origination year or prior securitized pool.

The Seller shall indemnify the Purchaser, each affiliate of the Purchaser and each underwriter as placement agent participating in the Securitization Transfer and each Person who controls the Purchaser or such affiliate and their respective present and former directors, officers, employees and agents, and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that each of them may sustain arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the information pursuant to the preceding paragraph set forth in any offering document prepared in connection with any Securitization Transfer. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement."

3. Except as expressly amended and modified by this Amendment Reg AB, the Existing Purchase Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms. In the event of a conflict between this Amendment Reg AB and any other document or agreement, including without limitation the Existing Servicing Agreement, this Amendment Reg AB shall control.

4. This Amendment Reg AB shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

5. This Amendment Reg AB may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

7. This Amendment Reg AB shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Purchase Agreement, and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB Purchaser

By:____________________________

Name:__________________________

Title:___________________________

FIELDSTONE MORTGAGE COMPANY

By:____________________________

Name:__________________________

Title:___________________________

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